Exhibit 99.1
News Release
www.aviatnetworks.com

Aviat Networks Reaffirms Revenue Guidance
SANTA CLARA, Calif., January 9, 2012 -- Aviat Networks, Inc. (NASDAQ: AVNW), a leading expert in wireless transmission solutions, today reaffirmed guidance for its second quarter of fiscal 2012. Revenue for the second quarter is expected to be in the range of $100 to $110 million.
“During our second quarter, both bookings and revenue remained solid and our business visibility improved.” said Michael Pangia, CEO. “During our earnings call in November 2011, we indicated that we would be assessing the impact of the natural disaster in Thailand. We're gratified to report that our contract manufacturing facility in Thailand has recovered from the recent flooding and is now fully operational. We managed to minimize the impact to our customers on November and December deliveries through our safety stock inventory and swift execution of our Disaster Recovery Process. We continue to work closely with our supply chain to ensure a return to standard lead-times by the end of January. We look forward to discussing overall business trends, as well as earnings results in more detail on our regularly-scheduled earnings call on February 1, 2012.”
Q2 2012 Financial Results and Conference Call Information
Today's announcement is based on management's preliminary analysis of operations for the quarter ended December 30, 2011. Aviat Networks will report full financial results for its second quarter fiscal 2012 during its regularly scheduled earnings announcement on February 1, 2012 after the close of the market. The company will host a conference call at 4:30 p.m. ET that same day to discuss its financial results. To listen to the live conference call, please dial 480-629-9771 or toll free at 800-762-8779 access code 4503833 by 4:20 p.m. ET. A replay also will be available starting approximately one hour after the completion of the call until February 8, 2012. To access the replay, dial 303-590-3030 or toll free at 800-406-7325 access code 4503833.
About Aviat Networks
Aviat Networks, Inc. is a leader in wireless transmission solutions. We apply innovation and IP networking expertise toward building a carrier class foundation for future mobile and fixed broadband networks. With more than 750,000 systems installed around the world, Aviat Networks has built a reputation as a leader in offering best-of-breed solutions including LTE-ready microwave backhaul and a complete portfolio of service and support options to public and private telecommunications operators worldwide. With a global reach and local presence in more than 46 countries, Aviat Networks works by the side of its customers allowing them to quickly and cost effectively seize new market and service opportunities. Aviat Networks, formerly Harris Stratex Networks Inc., is headquartered in Santa Clara, California and is listed on NASDAQ (AVNW). For more information, please visit www.aviatnetworks.com or join the dialogue at www.twitter.com/aviatnetworks.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks, Inc. and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including "anticipates", "believe", "plan", "estimate", "expect", "goal", "will", "see", "continues", "delivering", "view", and "intend", or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.

For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 12, 2011 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
# # #
Media Contact:
Cynthia Johnson, Aviat Networks, (408) 550-3321, cynthia.johnson@aviatnet.com